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                                                                EXHIBIT 99



                   (RITE AID CORPORATION LETTERHEAD)








PRESS RELEASE
For further information contact:



Frank Bergonzi
Senior Vice President, Finance
(717) 975-5750

FOR IMMEDIATE RELEASE


                  RITE AID ANNOUNCES 5 MILLION SHARE
                       STOCK REPURCHASE PROGRAM

     Camp Hill , PA (February 16, 1994) - Rite Aid Corporation (RAD-NYSE,
PSE), announced today that its Board of Directors has approved a stock repurchase program to acquire up to 5 million shares of its common stock. Any such purchases will be made in the open market from time to time, depending on then existing market conditions, or in privately negotiated transactions. Such purchases will commence no earlier than February 23, 1994.

     Rite Aid recently repurchased approximately 2,077,300 shares of its common stock at $18.50 per share in a "Dutch Auction" self-tender offer.

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